As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2875566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4242 Campus Point Court, Suite 200, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

2007 Equity Incentive Plan, as amended

1997 Employee Stock Purchase Plan, as amended

Non-Plan Inducement Stock Option Grants

Non-Plan Inducement Restricted Stock Unit Grants

(Full Title of the Plans)

Ira Duarte

Executive Vice President, Chief Financial Officer

Heron Therapeutics, Inc.

4242 Campus Point Court, Suite 200

San Diego, California 92121

(Name and address of agent for service)

(858) 251-4400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 10,110,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Heron Therapeutics, Inc. (the “Registrant”), consisting of:

•
7,500,000 shares of Common Stock issuable pursuant to the Registrant’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”), pursuant to an amendment to the 2007 Plan approved by the stockholders of the Registrant on June 13, 2024;

•
1,200,000 shares of Common Stock issuable pursuant to the Registrant’s 1997 Employee Stock Purchase Plan, as amended (the “1997 ESPP”), pursuant to an amendment to the 1997 ESPP approved by the stockholders of the Registrant on June 13, 2024; and

•
1,410,000 shares of Common Stock issuable upon the exercise of outstanding options and vesting of restricted stock units, which were granted to certain employees outside of a plan as inducement equity awards (the “Inducement Awards”) in accordance with Nasdaq Listing Rule 5635(c)(4). The Inducement Awards were approved by the Compensation Committee of the Registrant’s Board of Directors (the “Board”), as an inducement material to such employees entering into employment with the Registrant.

The shares of Common Stock previously reserved for issuance under the 2007 Plan were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-148660, 333-167515, 333-176365, 333-198853, 333-206165, 333-214503, 333-219830, 333-233023, 333-259518, 333-267352 and 333-273059) filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2008, June 15, 2010, August 17, 2011, September 19, 2014, August 6, 2015, November 8, 2016, August 9, 2017, August 5, 2019, September 14, 2021, September 9, 2022, and June 30, 2023, respectively, and the shares of Common Stock previously reserved for issuance under the 1997 ESPP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-35151, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-176366, 333-198853, 333-206165, 333-214503, 333-219830, 333-233023, 333-259518, 333-267352 and 333-273059) filed with the SEC on September 8, 1997, August 25, 2004, August 16, 2005, October 11, 2006, January 14, 2008, October 21, 2009, August 17, 2011, September 19, 2014, August 6, 2015, November 8, 2016, August 9, 2017, August 5, 2019, September 14, 2021, September 9, 2022, and June 30, 2023, respectively (collectively, the foregoing Registration Statements are referred to herein as the “Prior Registration Statements”).

This Registration Statement relates, in part, to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein, except for Items 3 and 8, which are being updated by this Registration Statement.

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on March 12, 2024;
•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 7, 2024;
•
Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 filed with the SEC on August 6, 2024;
•
Current Reports on Form 8-K, filed with the Commission on January 11, 2024, January 24, 2024, March 21, 2024, and June 18, 2024;
•
the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2024 that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
•
The description of the Registrant’s Common Stock contained in Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 2, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1

Certificate of Incorporation, as amended through July 29, 2009 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as Exhibit 3.1, filed on August 4, 2009)

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, as Exhibit 3.1, filed on June 30, 2011)

4.3	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, as Exhibit 3.1, filed on January 13, 2014)

4.4	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Registrant’s Post-Effective Amendment to its Registration Statement on Form 8-A/A, filed on July 6, 2017)

4.5

Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, as Exhibit 3.6, filed on February 22, 2019)

4.6	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, as Exhibit 3.1, filed on June 12, 2023)

4.7	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, as Exhibit 3.1, filed on June 18, 2024)

4.8	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, as Exhibit 3.1, filed on February 8, 2019)

5.1	Opinion of K&L Gates LLP*

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 above)*

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm*

24.1	Power of Attorney (included on the signature page)*

99.1	Amended and Restated 2007 Equity Incentive Plan*

99.2	Amended and Restated 1997 Employee Stock Purchase Plan*

99.3	Form of Inducement Notice of Grant of Stock Options and Option Agreement*

99.4	Form of Inducement Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement*

107.1	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 2024.

HERON THERAPEUTICS, INC.
(Registrant)

By:	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Collard and Ira Duarte, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Collard Craig Collard	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2024

/s/ Ira Duarte Ira Duarte	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2024

/s/ Adam Morgan Adam Morgan	Chairman of the Board of Directors	August 6, 2024

/s/ Sharmila Dissanaike Sharmila Dissanaike	Director	August 6, 2024

/s/ Craig Johnson Craig Johnson	Director	August 6, 2024

/s/ Susan Rodriguez Susan Rodriguez	Director	August 6, 2024

/s/ Christian Waage Christian Waage	Director	August 6, 2024